Exhibit 99.1

April 30, 2012

Dear Colleagues,

This morning, Gen-Probe made a very important announcement that I’m pleased to share with you. With the unanimous support of our board of directors, we have entered into a definitive agreement to be acquired by Hologic in an all-cash transaction that values our Company at $82.75 per share, or approximately $3.7 billion in total. This is a great deal for our shareholders, but it’s also an exciting development for each of us, and I want to tell you a little about what it means. A copy of the press release, which describes the transaction in more detail, is attached for your information.

As you may know, Hologic is a leading developer, manufacturer and supplier of premium diagnostics products, medical imaging systems, and surgical products dedicated to serving the healthcare needs of women. Together, Gen-Probe and Hologic will be well-positioned to pursue a range of diagnostic opportunities in women’s health and adjacent segments, with a clear focus on the dynamic molecular diagnostics market that we know so well.

Combining with Hologic will provide the increased scale we need to be a stronger and more competitive player in the global diagnostics market. We will be able to sell substantially more of our APTIMA assays to laboratories based on Hologic’s strong commercial presence among physicians. Reaching these physicians directly with relevant messages about the public health benefits of our screening assays will accelerate our growth in ways that we could not achieve on our own. And we will be able to pursue growth opportunities in emerging markets like China and India much more rapidly.

We’re very excited about this announcement, but it is just the first step in a process. The merger is subject to approvals by our shareholders and other customary conditions, including various regulatory approvals. We expect the transaction to close in the second half of the year but, until that time, we will continue to operate our business independently and as usual. Today’s announcement will have no impact on our day-to-day operations over the course of the next several months. I know I can count on you to do everything in your power to ensure that we don’t miss a beat in delivering on our long-standing commitments to our customers, and to each other.

An all-employee conference call is scheduled for this morning at 9:30 am PT. Rob Cascella, Hologic’s President and CEO, will join me to provide you with more information concerning this exciting announcement. The call can be accessed by dialing 888-942-9688 (US) or +1-517-308-9297 (outside the US). The passcode is 3664120. Beginning approximately one hour after the call ends until May 3, a replay also will be available at 866-373-4993 (US) or +1-203-369-0273 (outside the US). As we move ahead, we also plan to post answers to FAQs on our Wizard, along with additional information on the merger. Please know that while we won’t be able to answer all your questions right away, we will make every effort to communicate as much as we can, and as soon as we can.

Today’s announcement results directly from Hologic recognizing the value of our product portfolio and our future growth prospects – all of which are made possible by your hard work, focus and dedication. I thank you for your continued support, and for your many contributions to Gen-Probe’s success.

Sincerely,

Carl W. Hull

Chairman and Chief Executive Officer

Additional Information and Where You Can Find It

In connection with the proposed transaction, Gen-Probe will file a proxy statement and other materials with the Securities and Exchange Commission (the “SEC”). GEN-PROBE URGES INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GEN-PROBE AND THE PROPOSED TRANSACTION. Investors may obtain free copies of the proxy statement (when available) as well as other filed documents containing information about Gen-Probe at http://www.sec.gov, the SEC’s free internet site. Free copies of Gen-Probe’s SEC filings including the proxy statement (when available) are also available on Gen-Probe’s internet site at http://www.gen-probe.com under “Investors.”

Gen-Probe and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Gen-Probe’s stockholders with respect to the proposed transaction. Information regarding the officers and directors of Gen-Probe is included in the Definitive Proxy Statement on Schedule 14A filed with the SEC on April 5, 2012 with respect to Gen-Probe’s 2012 Annual Meeting. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

For Immediate Release

HOLOGIC TO ACQUIRE GEN-PROBE

Creates Leading Diagnostics Franchise

Focused on Women’s Health

Transaction Delivers Attractive Economics with Strong Growth and Margin Profile;

$0.20 Accretive to Hologic’s Adjusted EPS in First Fiscal Year After Close

Companies to Host Conference Call at 8:15 AM ET Today

Bedford, Mass. and San Diego, Calif., April 30, 2012 – Hologic, Inc. (NASDAQ: HOLX) and Gen-Probe Incorporated (NASDAQ: GPRO) today announced that their Boards of Directors have unanimously approved a definitive agreement under which Hologic will acquire all of the outstanding shares of Gen-Probe for $82.75 per share in cash, or a total enterprise value of approximately $3.7 billion. The all-cash transaction is expected to be funded through available cash and additional financing of term loans and high yield securities. The transaction is expected to be completed in the second half of calendar 2012.

The transaction delivers a strong growth profile with attractive economics and is expected to be $0.20 accretive to Hologic’s adjusted earnings per share in the first fiscal year after close and significantly more accretive thereafter. Hologic also expects the transaction to accelerate top and bottom line growth rates. The combined company expects to realize approximately $75 million in cost synergies within three years following the close of the transaction. In addition, the combined company expects to have strong free cash flows, which will be used primarily to reduce debt with the expectation to return to pre-transaction leverage levels within three years.

Gen-Probe is a leader in molecular diagnostics products and services, making it a highly complementary addition to Hologic’s growing diagnostics portfolio. The combined company will have pro forma LTM revenues of approximately $2.4 billion, adjusted EBITDA of $822 million (excluding synergies) and offer a wide spectrum of health products globally. The transaction allows Hologic to combine Gen-Probe’s superior automation platforms of TIGRIS and PANTHER and extensive menu of sexually transmitted disease (STD) tests, including the APTIMA line of Chlamydia/Gonorrhea (CT/NG), human papillomavirus (HPV) and Trichomonas products, with its strong global market presence and distribution – all targeting women’s health. In addition, Gen-Probe’s PROCLEIX line of HIV, HCV, HBV, and West Nile Virus (WNV) blood screening products and strong partnership with Novartis provide an attractive market, with a global reach and significant growth opportunities for the combined company. The combined company expects to create additional value through significant cross-selling opportunities, utilizing the combined global sales force and complementary research and development (R&D) and operational capabilities.

Rob Cascella, President and Chief Executive Officer of Hologic, said, “Gen-Probe is an ideal partner and strategic fit to Hologic’s existing diagnostics business and complements our focus on scaling and diversifying our diagnostics franchise. Gen-Probe is a unique player in molecular diagnostics, with best-in-class technology, including the differentiating automation capabilities of TIGRIS and PANTHER, a broad menu of tests, such as the recently approved APTIMA HPV and Trichomonas assays, and a leading blood screening business. This transaction establishes Hologic as a premier company in STD diagnostics and advances our core focus on women’s health. With unique capabilities and an impressive new product pipeline, our combined company will be well positioned globally to capitalize on the fast-growing molecular diagnostics market with an established global infrastructure.”

Mr. Cascella continued, “Through this compelling transaction, we will achieve critical mass in our core diagnostics business and meet the needs of our customers with a broader portfolio of diagnostics technology, automation and connectivity solutions. With the combination of our capabilities, Hologic will operate a diagnostics franchise with the growth potential similar to our breast health franchise.”

Carl Hull, Chairman and Chief Executive Officer of Gen-Probe, said, “This transaction provides compelling cash value for our shareholders and represents an outstanding opportunity for our business. Together, Gen-Probe and Hologic will be very well-positioned to pursue a complete range of diagnostic opportunities in women’s health, with a stronger focus on the dynamic molecular diagnostics market. Specifically, we are excited about the opportunity to increase demand for our APTIMA women’s health products based on Hologic’s global commercial presence. Our employees will benefit as part of a larger diversified organization with the necessary scale and resources to be a leader in today’s rapidly evolving global healthcare marketplace.”

Strategic Benefits of the Combination

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Enhances breadth of molecular diagnostics portfolio: Gen-Probe’s impressive, fully automated product franchise complements and broadens Hologic’s offerings in women’s health and diagnostics. Gen-Probe adds the marketed instrument brands TIGRIS and PANTHER, as well as the APTIMA line of CT/NG, HPV and Trichomonas assays, to Hologic’s diagnostics portfolio. In addition, exciting new products in infectious disease testing and transplant diagnostics provide opportunities for future growth outside of women’s health.

•

Expands international presence: The combined company will benefit from a broader global presence doing business in a total of over 150 countries. Hologic intends to market Gen-Probe’s products on a global basis, focusing in both developed and emerging markets around the world. With Hologic’s direct sales and marketing structure in Europe, and its investment in China distribution, the growth trajectory of Gen-Probe’s products is significantly enhanced. In particular, Hologic has over 500 employees focused on diagnostics in China.

•

Cross-selling opportunities: The combined company anticipates significant cross-selling opportunities within its diagnostics franchise due to Hologic’s extensive channel coverage and the addition of Gen-Probe’s best-in-class assays. Hologic’s physician sales team will be instrumental in growing test utilization, driving compliance and communicating screening guidelines to increase overall organic growth.

•

Positions combined company for sustained growth: It is anticipated that recent new product introductions will provide sustainable growth for the next several years. In addition the combined pipeline of ongoing initiatives are expected to provide growth into the future.

•	Experienced management team and employees: The combination of these businesses brings together the experienced leadership of two successful companies capable of sustaining long term future growth.

Financial Benefits of the Combination

•

Strong financial profile and diversified revenue mix: The pro forma LTM revenues of the combined company total approximately $2.4 billion with combined adjusted EBITDA of $822 million, excluding synergies. The combined company will have a diversified portfolio of products with a core focus on diagnostics and breast health, and solid positions in surgical, blood screening and skeletal markets.

•

Delivers significant synergies: Hologic expects to realize annual cost synergies of approximately $75 million within three years following the close of the transaction, with approximately $40 million anticipated in the first year after the close of the transaction. Savings are expected to be realized through the alignment of assets to maximize efficiencies and overhead consolidation. In addition, it is anticipated that cross selling opportunities will provide potential for further meaningful revenue enhancement.

•

Accretive to earnings: Hologic expects the combination to be $0.20 accretive to Hologic’s adjusted earnings per share in the first fiscal year after close and significantly more accretive thereafter. Hologic also expects the transaction to accelerate top and bottom line growth rates.

•

Robust free cash flows: The combined company expects to have strong free cash flows, which will be used primarily to reduce debt, with the expectation to return to pre-transaction leverage levels within three years.

Financing

The all-cash transaction is expected to be funded through available cash and additional financing of term loans and high yield securities. Hologic has secured fully committed financing from Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC.

Headquarters and Management

Following the close of the transaction, Gen-Probe will become a wholly-owned subsidiary of Hologic. Hologic will retain its headquarters in Bedford, Massachusetts, and the combined company will maintain a significant presence in San Diego, California.

Rob Cascella will continue as President and Chief Executive Officer of Hologic and Carl Hull, Chairman and Chief Executive Officer of Gen-Probe, will oversee the company’s combined diagnostics business.

Terms and Approvals

The transaction is expected to close in the second half of calendar 2012 and is subject to the satisfaction of customary closing conditions, including approval of Gen-Probe’s shareholders and expiration of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and necessary foreign clearances.

Advisors

Goldman, Sachs & Co. and Perella Weinberg Partners are acting as financial advisors to Hologic and Brown Rudnick LLP and Jones Day are acting as legal advisors. Morgan Stanley & Co. LLC is acting as financial advisor to Gen-Probe and Skadden, Arps, Slate, Meagher & Flom LLP and Cooley LLP are acting as legal advisors.

Conference Call and Webcast

Hologic and Gen-Probe management will host a conference call at 8:15 a.m. (Eastern) to discuss today’s announcement, Hologic’s second fiscal quarter 2012 results and Gen-Probe’s first quarter 2012 results. Interested participants may listen to the call by dialing 877-856-1962 (for callers within the U.S.) or 719-325-4863 (for international callers) and referencing code 4975261 approximately 15 minutes prior to the call. The webcast and accompanying slides can be accessed at www.hologic.com or www.gen-probe.com.

A replay of the call will be available through May 18, 2012 at 888-203-1112 (for callers within the U.S.) or 719-457-0820 (for international callers), access code 4975261, and at www.hologic.com or www.gen-probe.com.

Supporting materials for the conference call, including a presentation, will be available on the Investor Relations sections of Hologic’s and Gen-Probe’s websites at http://investors.hologic.com and www.gen-probe.com, respectively.

About Hologic:

Hologic, Inc. is a leading developer, manufacturer and supplier of premium diagnostics products, medical imaging systems and surgical products dedicated to serving the healthcare needs of women. Hologic’s core business units are focused on breast health, diagnostics, GYN surgical, and skeletal health. Hologic provides a comprehensive suite of technologies with products for mammography and breast biopsy, breast magnetic resonance imaging, radiation treatment for early-stage breast cancer, cervical cancer screening, treatment for menorrhagia and uterine fibroids, osteoporosis assessment, preterm birth risk assessment, mini C-arm for extremity imaging and molecular diagnostic products including reagents for a variety of DNA and RNA analysis applications. For more information, visit www.hologic.com.

Hologic and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

About Gen-Probe:

Gen-Probe Incorporated is a global leader in the development, manufacture and marketing of rapid, accurate and cost-effective molecular diagnostic products and services that are used primarily to diagnose human diseases, screen donated human blood, and ensure transplant compatibility. Gen-Probe is headquartered in San Diego and employs approximately 1,400 people. For more information, go to http://www.gen-probe.com.

Gen-Probe, APTIMA, PANTHER and TIGRIS and associated logos are trademarks and/or registered trademarks of Gen-Probe Incorporated and/or its subsidiaries in the United States and/or other countries. PROCLEIX is a trademark of Novartis Vaccines & Diagnostics, Inc.

Use of Non-GAAP Financial Measures:

Hologic, Inc. (the “Company”) has presented the following non-GAAP financial measures in this press release: adjusted net income and adjusted EBITDA of each of Hologic and Gen-Probe, and pro forma adjusted net income, adjusted EPS and adjusted EBITDA of the combined company. The Company defines its non-GAAP adjusted net income and adjusted EPS to exclude the non-cash amortization of intangible assets, other acquisition-related charges, such changes for contingent consideration, transaction costs and charges associated with the write-up of acquired inventory to fair value, non-cash interest expense related to amortization of the debt discount for convertible debt securities, divestiture and restructuring charges, non-cash loss on exchange of convertible notes, and one-time, nonrecurring, unusual or unanticipated charges, expenses or gains. The Company’s non-GAAP adjusted EBITDA excludes from its GAAP net income: (i) the items excluded in its calculation of non-GAAP adjusted net income; (ii) interest expense, net, not otherwise excluded in calculating its non-GAAP adjusted net income; (iii) provision for income taxes; and (iv) depreciation expense.

The reconciliations of these historical non-GAAP measures to each of Hologic’s and Gen-Probe’s GAAP financial measures for the periods presented, are set forth below. Future GAAP EPS may be affected by changes in ongoing assumptions and judgments relating to the combined company’s businesses, and may also be affected by nonrecurring, unusual or unanticipated charges, expenses or gains, all of which are excluded in the calculation of non-GAAP adjusted net income, adjusted EPS and adjusted EBITDA as described in this press release. It is therefore not practicable to reconcile this non-GAAP guidance to the most comparable GAAP measure.

The Company believes the use of these non-GAAP metrics are useful to investors in comparing the results of operations for comparable periods by eliminating certain of the more significant effects of its acquisitions and related activities, non-cash charges resulting from changes in GAAP, and litigation settlement, divestiture and restructuring. These measures also reflect how the Company manages the business internally. In addition to the adjustments included in the calculation of the Company’s non-GAAP adjusted EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending. As with the items eliminated in its calculation of non-GAAP adjusted net income, these items may vary for different companies for reasons unrelated to the overall operating performance of a company’s business. When analyzing the Hologic’s, Gen-Probe’s and the pro forma combined company’s operating performance, investors should not consider these non-GAAP financial measures as a substitute for net income prepared in accordance with GAAP.

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income and

Pro Forma EBITDA

(In thousands, except earnings per share)

	Hologic Twelve Months ended March 24, 2012	Gen-Probe Twelve Months ended March 31, 2012	Pro Forma Combined
NET INCOME
GAAP net income	$44,304	$49,307	$93,611
Adjustments:
Amortization of intangible assets	242,124	11,015	253,139
Non-cash interest expense relating to convertible notes	73,598	—	73,598
Non-cash loss on convertible notes exchange	42,347	—	42,347
Contingent consideration	91,978	—	91,978
Gain on sale of intellectual property, net	(12,424)	—	(12,424)
Adiana closure charges	18,284	—	18,284
Litigation settlement charges	760	—	760
Restructuring and divestiture (excludes Adiana items)	282	2,646	2,928
Acquisition-related costs and other charges	2,924	2,546	5,470
Other-than-temporary impairment of investment	—	39,842	39,842
Goodwill and asset impairment charges	—	12,746	12,746
Income tax effect of reconciling items	(152,226)	(6,410)	(158,636)

Non-GAAP adjusted net income	$351,951	$111,692	$463,643

EBITDA
Non-GAAP adjusted net income	$351,951	$111,692	$463,643
Interest expense, net, not adjusted above	39,374	(8,103)	31,271
Provision for income taxes	175,248	48,989	224,237
Depreciation	67,571	35,657	103,228

Adjusted EBITDA	$634,144	$188,235	$822,379

Additional Information and Where to Find It:

In connection with the proposed transaction, Gen-Probe will file a proxy statement and other materials with the Securities and Exchange Commission (the “SEC”). GEN-PROBE URGES INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GEN-PROBE AND THE PROPOSED TRANSACTION. Investors may obtain free copies of the proxy statement (when available) as well as other filed documents containing information about Gen-Probe at http://www.sec.gov, the SEC’s free internet site. Free copies of Gen-Probe’s SEC filings including the proxy statement (when available) are also available on Gen-Probe’s internet site at http://www.gen-probe.com under “Investors.”

Gen-Probe and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from Gen-Probe’s stockholders with respect to the proposed transaction. Information regarding the officers and directors of Gen-Probe is included in the Definitive Proxy Statement on Schedule 14A filed with the SEC on April 5, 2012 with respect to the 2012 Annual Meeting of Stockholders of Gen-Probe. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed transaction.

Forward Looking Statement Disclaimer:

This News Release contains forward-looking information that involves risks and uncertainties, including statements about Hologic’s and Gen-Probe’s plans, objectives, expectations and intentions. Such statements include, without limitation, statements about the timing of the completion of the transaction, the anticipated benefits thereof, including anticipated future financial and operating results of the combined company, the expected permanent financing for the transaction, other of Hologic’s and Gen-Probe’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Forward-looking statements may contain words such as “expect,” “believe,” “may,” “can,” “should,” “will,” “forecast,” “anticipate,” or similar expressions (including their use in the negative), and include assumptions that underlie such statements. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the ability of the parties to consummate the proposed merger in a timely manner or at all; satisfaction of the conditions precedent to consummation of the proposed merger, including the ability to secure regulatory approvals in a timely manner or at all, and approval by Gen-Probe’s stockholders; the possibility of litigation (including related to the merger itself); successful completion of anticipated financing arrangements; Hologic’s ability to successfully and timely integrate Gen-Probe’s operations, product lines, technologies and employees, and realize synergies from the proposed transaction; unknown, underestimated or undisclosed commitments or liabilities; effects of purchase accounting that may be different from expectations; the level of demand for the combined company’s products; the ability of the combined company to develop, deliver and support a broad range of products, develop new products, expand its markets and/or develop new markets; and the ability of the combined company to attract, motivate and retain key employees. Moreover, the combined business may be adversely affected by future legislative, regulatory, or tax changes as well as other economic, business and/or competitive factors. The risks included above are not exhaustive. Other factors that could adversely affect the combined company’s business and prospects are described in the combined company’s filings with the Securities and Exchange Commission. Hologic and Gen-Probe expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

Hologic Investor Contact: Deborah R. Gordon Vice President, Investor Relations (781) 999-7716 Deborah.Gordon@hologic.com	Gen-Probe Investor & Media Contact: Al Kildani Senior Director, Investor Relations & Corporate Communications (858) 410-8653 Al.Kildani@gen-probe.com

Hologic Media Contact: Joele Frank / Andrew Siegel / Nicholas Lamplough Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449